Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to the reference to our name and the description of our role in the valuation process described in the heading “September 30, 2024 NAV Per Share” in the Current Report on Form 8-K of Ares Real Estate Income Trust Inc., filed by the Ares Real Estate Income Trust Inc. with the Securities and Exchange Commission on the date hereof, being incorporated by reference in (i) the Registration Statement on Form S-3 (No. 333-230311) of Ares Real Estate Income Trust Inc., and the related prospectus, (ii) the Registration Statement on Form S-8 (No. 333-194237) of Ares Real Estate Income Trust Inc. and (iii) the Registration Statement on Form S-11 on Form S-3 (No. 333-252212) of Ares Real Estate Income Trust Inc., and the related prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

October 15, 2024	/s/ Altus Group U.S. Inc.
Altus Group U.S. Inc.